                                                                    Exhibit 99.1

[LOGO] Fifth Third Bancorp

                                                                    News Release

CONTACT:    Neal E. Arnold, CFO (Analysts)                 FOR IMMEDIATE RELEASE
            (513) 579-4356                                 April 15, 2003
            Bradley S. Adams, IR (Analysts)
            (513) 534-0983
            Roberta R. Jennings (Media)
            (513) 579-4153

              FIFTH THIRD BANCORP REPORTS NINE PERCENT INCREASE IN
                             FIRST QUARTER EARNINGS

         Fifth Third Bancorp's 2003 first quarter earnings per diluted share were $.72, an increase of nine percent over $.66 per share for the same period in 2002. First quarter net income totaled $418,819,000, a seven percent increase over first quarter 2002's net income of $389,969,000. First quarter return on average assets (ROA) and return on average equity (ROE) were 2.05 percent and
19.6 percent, respectively, compared to 2.23 percent and 20.1 percent in 2002's first quarter. Fifth Third continues to maintain its commitment to a strong, flexible balance sheet evidenced by the first quarter 2003 capital ratio of
10.42 percent.

         "I would like to thank all of our employees for their hard work in producing another quarter of solid growth," stated George A. Schaefer, Jr., President and CEO of Fifth Third Bancorp. "Financial results were driven by solid revenue and loan growth despite the challenges of a difficult external environment. The lack of a meaningful rebound in business activity, the level of interest rates and the corresponding impact on investment opportunities are continuing to pose significant challenges to the financial services industry. The financial strength of our balance sheet, market share upside and considerable momentum in our individual markets serve to position Fifth Third to continue to deliver positive results in this environment. Our outlook for the remainder of the year remains upbeat as our sales force and affiliate management teams continue to focus on winning customer relationships and cross-selling additional products and services."

         "As previously disclosed, Fifth Third signed a Written Agreement during the quarter with the Federal Reserve Bank of Cleveland and the Ohio Department of Commerce to address and strengthen risk management processes and internal controls. We are continuing to work very hard and are making excellent progress in these areas. I believe that these efforts, when completed, will result in Fifth Third emerging as an even stronger company."

Strong Loan and Deposit Growth, Balance Sheet Trends

         Loan and lease demand continued to exhibit strong growth with average loans and leases increasing 13 percent on an annualized sequential basis and 15 percent over the same quarter last year. Better than expected middle-market and small business commercial loan originations and continued strength in direct installment lending highlight the first quarter balance sheet growth. Direct installment loan originations remained strong and totaled $1.7 billion in the first quarter, compared to $1.7 billion last quarter and $1.5 billion in the first quarter last year. Installment loan balances increased by 19 percent over the first quarter of last year and eight percent on an annualized sequential basis. Commercial period-end loan and lease balances increased by over $770 million from last quarter levels, or 13 percent on an annualized basis, and 13 percent over the same quarter last year on the strength of new customer additions. Fifth Third is continuing to devote significant sales and marketing focus on driving high quality originations.

         Sales momentum in most of our markets and the ability to attract and retain customer relationships resulted in another strong quarter of deposit growth for Fifth Third. Average interest checking balances increased 29 percent and average demand deposit balances grew 13 percent compared to last year's first quarter with average transaction account balances as a whole increasing 23 percent over the same quarter last year. Compared to the fourth quarter of 2002, period-end transaction account balances increased by 11 percent on an annualized basis highlighted by 15 percent annualized growth in demand deposits and 18 percent annualized growth in interest checking balances.

         Net interest income on a fully-taxable equivalent basis increased nine percent over the same quarter last year despite a 36 basis point (bp) decrease in the net interest margin due to strong earning asset growth. Sequentially, net interest income on a fully-taxable equivalent basis increased by four percent on an annualized basis despite a six bp decline in the net interest margin due to strong earning asset growth. Fifth Third increased the taxable securities portfolio and wholesale funding by seven percent and 26 percent on an average basis, respectively, from last quarter in an effort to decrease asset sensitivity and remain within prescribed interest rate risk policy limits given the largely variable and short-term nature of earning assets on the balance sheet. The net interest margin has contracted in recent periods due to the absolute level of interest rates and the impact of new origination volumes at lower market rates of interest. Fifth Third expects margin and net interest income trends in coming periods will be dependent upon the magnitude of loan demand, the overall level of business activity in the Bank's Midwestern footprint and the speed of any interest rate changes.

         Fifth Third repurchased approximately 600,000 shares of its common stock for a total of approximately $32 million in the first quarter of 2003. As of March 31, 2003, the remaining authority under a previously existing plan as well as a new plan authorized by the Board of Directors in March 2003 was approximately 25 million shares.

Other Operating Income Advances 18 Percent

         Recent strong business line revenue growth trends continued in the first quarter with total other operating income up 18 percent over the same quarter last year.

         Fifth Third Processing Solutions, our Electronic Payment Processing subsidiary, delivered a 20 percent increase in revenues over the first quarter of last year. Comparisons to prior periods are impacted by the significant seasonal increases in transaction volumes typically seen in the fourth quarter and a slowdown in transaction volume growth rates on the existing customer base reflective of current economic conditions compared to last year's first quarter. Fifth Third Processing Solutions continues to realize strong sales momentum from the addition of new customer relationships in both its Merchant Services and Electronic Funds Transfer (EFT) businesses.

         Successful sales of retail and commercial deposit accounts and corporate treasury management products fueled increases in deposit service revenues of 16 percent over the same quarter last year. The first quarter increase was highlighted by a 10 percent increase in retail deposit based revenues and a 24 percent increase in commercial deposit based revenues over the same quarter last year on the strength of improved cross-sell, new customer relationships and the benefit of a lower interest rate environment.

         Mortgage net service revenue totaled $76.8 million in the first quarter compared to $66.7 million last quarter and $101.7 million in 2002's first quarter. Inclusive of net realized securities gains/losses resulting from sales from a portfolio established to hedge against volatility related to the value of mortgage servicing rights, mortgage net service revenue in the first quarter totaled $77.9 million compared to $67.5 million last quarter and $65.0 million in 2002's first quarter. Mortgage origination totaled $4.3 billion in the first quarter versus $4.3 billion last quarter and $2.5 billion in the first quarter of last year. Fifth Third does not expect the current low-rate environment to continue in the long-term at which time the contribution of mortgage banking to total revenues will decline as originations slow later in 2003. First quarter mortgage net service revenue was comprised of $120.3 million in total mortgage banking fees, plus $8.6 million resulting from the servicing asset and corresponding gain recognized from a $355 million residential mortgage loan sale completed in late March, plus $1.0 million of gains on the sale of balance sheet securities from a portfolio established to hedge against volatility related to the value of mortgage servicing rights, plus $13.7 million of gains and mark-to-market adjustments on both settled and outstanding free-standing derivative financial instruments and less $65.7 million in net valuation adjustments and amortization on mortgage servicing rights. The sale of balance sheet securities, mark-to-market adjustments and settlement of free-standing derivative financial instruments, corresponding valuation adjustments, and the gain related to the loan sale resulted from movements in interest rates and the anticipated level of prepayment speeds on the mortgage servicing portfolio. The mortgage servicing asset, net of the valuation reserve, is $248.6 million at March 31, 2003, compared to $263.5 million last quarter and $492.3 million a year ago.

         Investment Advisory revenues declined two percent from the same quarter last year and increased 27 percent on an annualized basis from last quarter despite the challenges of a difficult market. Declines in market sensitive service income were mitigated by strong growth in retail brokerage, private banking and annuity and mutual fund sales through the retail banking center network. Fifth Third continues to focus its sales efforts on integrating services across business lines and working closely with retail and commercial team members to take advantage of a diverse and expanding customer base. Fifth Third Investment Advisors, among the largest money managers in the Midwest, has $29 billion in assets under management and $189 billion in assets under care.

         Other service charges and fees totaled $158.4 million in the first quarter, a 21 percent increase over the first quarter last year and a three percent decline from last quarter. Exclusive of the benefit of a divestiture related gain in the fourth quarter of 2002 discussed below, first quarter growth is largely due to increases across nearly all categories with a slight decrease in consumer loan fees. Compared to the first quarter of last year, commercial banking revenues increased 29 percent, institutional fixed income trading and sales revenues increased 44 percent and cardholder fees increased 10 percent. Other service charges and fees comparisons to prior periods are impacted by a pre-tax gain of approximately $26 million realized from the fourth quarter 2002 sale of the property and casualty insurance agency product line operations representing approximately $26 million in revenue on a full year 2002 basis.

Credit Quality

         Credit quality metrics and trends were relatively mixed in the first quarter with the amount of nonperforming assets and net charge-offs increasing from last quarter and delinquent loans and leases improving. Overall, the level of nonperforming loans and net charge-offs remains a small percentage of the total loan and lease portfolio. Nonperforming assets (NPAs) stand at 65 bp of total loans and leases and other real estate owned at March 31, 2003, compared to the 59 bp posted last quarter with the increase largely attributable to three commercial leases totaling approximately $20 million. Net charge-offs for the quarter were $64.7 million, compared to $49.5 million last quarter and $50.4 million in the first quarter of 2002. The first quarter provision for loan and lease losses totaled $84.8 million, compared to $72.1 million last quarter and $54.9 million in the same quarter last year, resulting in a $20.2 million increase in the credit loss reserve, remaining steady overall at 1.49 percent of total loans and leases outstanding. As a percentage of average loans and leases, first quarter net charge-offs were 56 bp, compared to 49 bp in 2002's first quarter and 43 bp last quarter.

Operating Expenses

         First quarter operating expenses increased 14 percent over the same period last year and eight percent on an annualized basis from last quarter. Comparisons to prior year periods are impacted by implications of growth in all of our markets and increases in spending related to the expansion and improvement of our sales force, growth of the retail banking platform, continuing investment in support personnel, technology and infrastructure to support recent and future growth, increasing insurance and other employee benefit expenses and expenses related to certain third party consultant reviews. Third party consultant reviews of reconciliation activities and process evaluations associated with the March 26, 2003 Written Agreement entered into by Fifth Third Bancorp, the Federal Reserve Bank of Cleveland and the Ohio Department of Commerce, Division of Financial Institutions resulted in approximately $9.5 million in incremental expenses in the first quarter. Fifth Third's first quarter efficiency ratio stands at 44.5 percent compared to 44.1 percent last quarter and 44.1 percent in the first quarter of last year.

Conference Call

         Fifth Third will host a conference call to discuss these first quarter financial results at 8:30 a.m. (Eastern Time) today. Investors, analysts and other interested parties may dial into the conference call at 888-896-0863 for domestic access and 973-582-2703 for international access (passcode: Fifth Third). A replay of the conference call will be available until 5:00 p.m. April 22, 2003 by dialing 877-519-4471 for domestic access and 973-341-3080 for international access (passcode: 3851316#).

Corporate Profile

         Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. The Company has $84 billion in assets, operates 17 affiliates with 941 full-service Banking Centers, including 132 Bank Mart(R) locations open seven days a week inside select grocery stores and 1,880 Jeanie(R) ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee and West Virginia. The financial strength of Fifth Third's affiliate banks continues to be recognized by rating agencies with deposit ratings of AA-and Aa1 from Standard & Poor's and

Moody's, respectively. Additionally, Fifth Third Bancorp continues to maintain the highest short-term ratings available at A-1+ and Prime-1 and is recognized by Moody's with one of the highest senior debt ratings for any U.S. bank holding company of Aa2. Fifth Third operates four main businesses: Retail, Commercial, Investment Advisors and Fifth Third Processing Solutions. Investor information and press releases can be viewed at www.53.com. Fifth Third's common stock is traded through the Nasdaq National Market System under the symbol "FITB."

This document contains forward-looking statements about Fifth Third Bancorp which we believe are within the meaning of the Private Securities Litigation Reform Act of 1995. This document contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Fifth Third including statements preceded by, followed by or that include the words "believes," "expects," "anticipates" or similar expressions. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the states in which Fifth Third does business, are less favorable than expected; (5) legislative or regulatory changes or actions adversely affect the businesses in which Fifth Third is engaged; (6) changes in the securities markets; (7) a delayed or incomplete resolution of regulatory issues; (8) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity; and (9) the outcome of legal proceedings. Further information on other factors which could affect the financial results of Fifth Third are included in Fifth Third's filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission's website at http://www.sec.gov and/or from Fifth Third.

                                      # # #

FIFTH THIRD BANCORP AND SUBSIDIARIES
Quarterly Financial Review for March 31, 2003

Table of Contents                                                                                     Page
----------------------------------------------------------------------------------------------------------
Earnings Review:
   Financial Highlights.............................................................................     7
   Consolidated Quarterly Statements of Income......................................................     8
   Consolidated Statements of Changes in Shareholders' Equity.......................................     9
   Condensed Consolidated Quarterly Statements of Income (Taxable Equivalent).......................    10
   Other Operating Income and Operating Expenses....................................................    11

Financial Condition:
   Consolidated Balance Sheets......................................................................    12
   Loans and Leases Serviced........................................................................    13
   Consolidated Average Balance Sheets, Yields (Taxable Equivalent) and Rates.......................    14
   Regulatory Capital...............................................................................    15
   Asset Quality....................................................................................    16

FIFTH THIRD BANCORP AND SUBSIDIARIES
Financial Highlights
(unaudited)

---------------------------------------------------------------------------------------------------------------------
                                                                          For the Three Months Ended
                                                                          ---------------------------
                                                                           March 31,      March 31,          Percent
                                                                              2003          2002              Change
---------------------------------------------------------------------------------------------------------------------
Earnings ($ in thousands, except per share)
  Net Interest Income (Taxable Equivalent)                                     $716,297       654,283            9.5
  Net Income Available to Common Shareholders                                   418,819       389,969            7.4
  Earnings Per Share:
    Basic                                                                          0.73          0.67            9.0
    Diluted                                                                        0.72          0.66            9.1

Key Ratios (percent)
  Return on Average Assets (ROAA)                                                 2.05%          2.23           (8.1)
  Return on Average Equity (ROAE)                                                  19.6          20.1           (2.3)
  Net Interest Margin (Taxable Equivalent)                                         3.74          4.10           (8.8)
  Efficiency                                                                       44.5          44.1            0.9
  Average Shareholders' Equity to Average Assets                                  10.42         11.09           (6.0)
  Risk-Based Capital (a):
    Tier 1 Capital                                                                11.68         12.44           (6.1)
    Total Capital                                                                 13.44         14.88           (9.7)
    Tier 1 Leverage                                                                9.70         10.53           (7.9)

Common Stock Data
  Cash Dividends Declared Per Share                                            $   0.26          0.23           13.0
  Book Value Per Share                                                            15.07         13.39           12.5
  Market Price Per Share:
    High                                                                          62.15         69.69          (10.8)
    Low                                                                           47.05         60.10          (21.7)
    End of Period                                                                 50.23         67.48          (25.6)
  Price/Earnings Ratio (b)                                                        17.81         33.74          (47.2)

Values Per Share
--------------------------------------------------------------------------------------------------------
                                        Book Value Per Share                            Market Price Range Per Share
                              --------------------------------------------------------------------------------------
                                 March 31        June 30    September 30    December 31         Low           High
--------------------------------------------------------------------------------------------------------------------
   1998                          $ 8.87          $ 9.27         $ 9.43         $ 9.64        $31.67         $49.42
   1999                            9.74            9.59           9.56           9.84         38.58          50.29
   2000                            9.99           10.33          10.72          11.71         29.33          60.88
   2001                           12.19           12.26          12.81          13.11         45.69          64.77
   2002                           13.39           14.10          14.48          14.76         55.26          69.70
   2003                           15.07                                                       47.05          62.15
--------------------------------------------------------------------------------------------------------------------


Earnings Per Share, Basic                 For the Three Months Ended
                              --------------------------------------------------------
                                 March 31        June 30    September 30    December 31                 Year-to-Date
--------------------------------------------------------------------------------------------------------------------
   1998                          $ 0.38          $ 0.18         $ 0.45         $ 0.43                       $ 1.44
   1999                            0.45            0.45           0.45           0.33                         1.68
   2000                            0.47            0.44           0.55           0.56                         2.02
   2001                            0.52            0.22           0.48           0.67                         1.90
   2002                            0.67            0.69           0.72           0.73                         2.82
   2003                            0.73                                                                       0.73
--------------------------------------------------------------------------------------------------------------------


Earnings Per Share, Diluted               For the Three Months Ended
                              --------------------------------------------------------
                                 March 31        June 30    September 30    December 31                 Year-to-Date
--------------------------------------------------------------------------------------------------------------------
   1998                          $ 0.37          $ 0.18         $ 0.44         $ 0.43                       $ 1.42
   1999                            0.44            0.44           0.44           0.33                         1.66
   2000                            0.46            0.43           0.54           0.55                         1.98
   2001                            0.51            0.22           0.47           0.65                         1.86
   2002                            0.66            0.68           0.70           0.72                         2.76
   2003                            0.72                                                                       0.72
--------------------------------------------------------------------------------------------------------------------

(a) March 31, 2003 risk-based capital ratios are estimated.
(b) Based on the most recent twelve-month earnings per diluted share and end of period stock prices.

FIFTH THIRD BANCORP AND SUBSIDIARIES
Consolidated Quarterly Statements of Income
(unaudited) ($ in thousands, except per share)

--------------------------------------------------------------------------------------------------------------------
                                                                                         For the Three Months Ended
                                                                                        ----------------------------
                                                                                          March 31,      March 31,
                                                                                            2003            2002
--------------------------------------------------------------------------------------------------------------------
Interest Income
Interest and Fees on Loans and Leases                                                    $  676,058          698,756
Interest on Securities:
  Taxable                                                                                   310,823          302,669
  Exempt from Income Taxes                                                                   12,645           14,251
--------------------------------------------------------------------------------------------------------------------
Total Interest on Securities                                                                323,468          316,920
Interest on Other Short-Term Investments                                                        772            2,036
--------------------------------------------------------------------------------------------------------------------
Total Interest Income                                                                     1,000,298        1,017,712
Interest Expense
Interest on Deposits:
  Interest Checking                                                                          55,267           67,387
  Savings                                                                                    21,034           35,834
  Money Market                                                                                9,209            8,083
  Other Time                                                                                 62,109          111,112
  Certificates - $100,000 and Over                                                           12,318           18,552
  Foreign Office                                                                              9,567            7,096
--------------------------------------------------------------------------------------------------------------------
Total Interest on Deposits                                                                  169,504          248,064
Interest on Federal Funds Borrowed                                                           19,468           12,270
Interest on Short-Term Bank Notes                                                                 -               54
Interest on Other Short-Term Borrowings                                                      12,509           16,937
Interest on Long-Term Debt                                                                   92,422           94,220
--------------------------------------------------------------------------------------------------------------------
Total Interest Expense                                                                      293,903          371,545
--------------------------------------------------------------------------------------------------------------------
Net Interest Income                                                                         706,395          646,167
Provision for Credit Losses                                                                  84,817           54,962
--------------------------------------------------------------------------------------------------------------------
Net Interest Income After Provision for Credit Losses                                       621,578          591,205
Other Operating Income
Electronic Payment Processing Income                                                        130,138          108,058
Service Charges on Deposits                                                                 114,322           98,568
Mortgage Banking Net Revenue                                                                 76,849          101,673
Investment Advisory Income                                                                   82,407           84,447
Other Service Charges and Fees                                                              158,399          130,924
Securities Gains, Net                                                                        24,909            9,300
Securities Gains (Losses), Net - Non-Qualifying Hedges on Mortgage Servicing                  1,015          (36,695)
--------------------------------------------------------------------------------------------------------------------
Total Other Operating Income                                                                588,039          496,275
Operating Expenses
Salaries, Wages and Incentives                                                              234,260          217,972
Employee Benefits                                                                            60,800           49,601
Equipment Expenses                                                                           19,713           20,588
Net Occupancy Expenses                                                                       38,417           34,134
Other Operating Expenses                                                                    226,595          185,573
--------------------------------------------------------------------------------------------------------------------
Total Operating Expenses                                                                    579,785          507,868
--------------------------------------------------------------------------------------------------------------------
Income Before Income Taxes and Minority Interest                                            629,832          579,612
Applicable Income Taxes                                                                     200,599          180,029
--------------------------------------------------------------------------------------------------------------------
Income Before Minority Interest                                                             429,233          399,583
Minority Interest, Net of Tax                                                                10,229            9,429
--------------------------------------------------------------------------------------------------------------------
Net Income                                                                                  419,004          390,154
Dividend on Preferred Stock                                                                     185              185
--------------------------------------------------------------------------------------------------------------------
Net Income Available to Common Shareholders                                              $  418,819          389,969
--------------------------------------------------------------------------------------------------------------------

Earnings Per Share:
  Basic                                                                                  $     0.73             0.67
  Diluted                                                                                $     0.72             0.66
--------------------------------------------------------------------------------------------------------------------

FIFTH THIRD BANCORP AND SUBSIDIARIES
Consolidated Statements of Changes in Shareholders' Equity
(unaudited) ($ in thousands, except per share)

--------------------------------------------------------------------------------------------------------------------
                                                                                         For the Three Months Ended
                                                                                        ----------------------------
                                                                                          March 31,       March 31,
                                                                                            2003            2002
--------------------------------------------------------------------------------------------------------------------
Total Shareholders' Equity, Beginning                                                    $8,475,017        7,639,277
Net Income                                                                                  419,004         390,154
Nonowner Changes in Equity, Net of Tax:
  Change in Unrealized Gains/(Losses) on Securities Available-for-Sale
  and Qualifying Cash Flow Hedges                                                           (72,274)         (38,904)
--------------------------------------------------------------------------------------------------------------------
Net Income and Nonowner Changes in Equity                                                   346,730          351,250
Cash Dividends Declared:
  Common Stock (2003 - $.26 per share and 2002 - $.23 per share)                           (149,509)        (133,926)
  Preferred Stock                                                                              (185)            (185)
Stock Options Exercised Including Treasury Shares Issued                                     23,673           42,553
Corporate Tax Benefit Related to Exercise of Non-Qualified Stock Options                        309              125
Shares Purchased                                                                            (32,460)         (95,241)
Other                                                                                           169             (363)
--------------------------------------------------------------------------------------------------------------------
Total Shareholders' Equity, Ending                                                       $8,663,744        7,803,490
--------------------------------------------------------------------------------------------------------------------

FIFTH THIRD BANCORP AND SUBSIDIARIES
Condensed Consolidated Quarterly Statements of Income (Taxable Equivalent) (unaudited) ($ in thousands, except per share)

---------------------------------------------------------------------------------------------------------------------
                                                                      For the Three Months Ended
                                           --------------------------------------------------------------------------
                                                 March 31,    December 31,   September 30,    June 30,      March 31,
                                                   2003           2002           2002          2002           2002
---------------------------------------------------------------------------------------------------------------------
Interest Income                                 $1,000,298     1,027,852      1,036,547     1,047,301      1,017,712
Taxable Equivalent Adjustment                        9,902        10,395         10,580        10,052          8,116
---------------------------------------------------------------------------------------------------------------------
Interest Income (Taxable Equivalent)             1,010,200     1,038,247      1,047,127     1,057,353      1,025,828
Interest Expense                                   293,903       329,387        358,874       369,285        371,545
---------------------------------------------------------------------------------------------------------------------
Net Interest Income (Taxable Equivalent)           716,297       708,860        688,253       688,068        654,283
Provision for Credit Losses                         84,817        72,085         55,524        64,040         54,962
---------------------------------------------------------------------------------------------------------------------
Net Interest Income After Provision for Credit
 Losses (Taxable Equivalent)                       631,480       636,775        632,729       624,028        599,321
Other Operating Income                             588,039       583,322        607,657       506,872        496,275
Operating Expenses                                 579,785       569,282        619,162       519,875        507,868
---------------------------------------------------------------------------------------------------------------------
Income Before Income Taxes and
 Minority Interest (Taxable Equivalent)            639,734       650,815        621,224       611,025        587,728
Applicable Income Taxes                            200,599       207,463        184,483       187,282        180,029
Taxable Equivalent Adjustment                        9,902        10,395         10,580        10,052          8,116
---------------------------------------------------------------------------------------------------------------------
Income Before Minority Interest                    429,233       432,957        426,161       413,691        399,583
Minority Interest, Net of Tax                       10,229         9,400          9,422         9,429          9,429
---------------------------------------------------------------------------------------------------------------------
Net Income                                         419,004       423,557        416,739       404,262        390,154
Dividend on Preferred Stock                            185           185            185           185            185
---------------------------------------------------------------------------------------------------------------------
Net Income Available to Common Shareholders     $  418,819       423,372        416,554       404,077        389,969
---------------------------------------------------------------------------------------------------------------------
Earnings Per Share:
  Basic                                         $     0.73          0.73           0.72          0.69           0.67
  Diluted                                       $     0.72          0.72           0.70          0.68           0.66
---------------------------------------------------------------------------------------------------------------------

FIFTH THIRD BANCORP AND SUBSIDIARIES
Other Operating Income and Operating Expenses
(unaudited) ($ in thousands)

---------------------------------------------------------------------------------------------------------------------
                                                                 For the Three Months Ended
                                           --------------------------------------------------------------------------
                                              March 31,    December 31,  September 30,    June 30,      March 31,
                                                2003           2002           2002          2002           2002
---------------------------------------------------------------------------------------------------------------------
Other Operating Income
Electronic Payment Processing Income              $130,138       147,343        134,866       121,787        108,058
Service Charges on Deposits                        114,322       112,646        113,770       106,092         98,568
Mortgage Banking Net Revenue                        76,849        66,689          9,401        10,156        101,673
Investment Advisory Income                          82,407        77,117         82,723        91,959         84,447
Other Service Charges and Fees                     158,399       164,013        143,767       141,023        130,924
Securities Gains, Net                               24,909        14,731         89,347           201          9,300
Securities Gains (Losses), Net - Non-Qualifying
  Hedges on Mortgage Servicing                       1,015           783         33,783        35,654        (36,695)
---------------------------------------------------------------------------------------------------------------------
Total Other Operating Income                      $588,039       583,322        607,657       506,872        496,275
---------------------------------------------------------------------------------------------------------------------
Operating Expenses
Salaries, Wages and Incentives                    $234,260       242,673        219,465       224,771        217,972
Employee Benefits                                   60,800        59,740         47,581        44,726         49,601
Equipment Expenses                                  19,713        19,861         19,459        19,444         20,588
Net Occupancy Expenses                              38,417        36,707         36,209        35,403         34,134
Other Operating Expenses (a)                       226,595       210,301        296,448       195,531        185,573
---------------------------------------------------------------------------------------------------------------------
Total Operating Expenses                          $579,785       569,282        619,162       519,875        507,868
---------------------------------------------------------------------------------------------------------------------

Full-Time Equivalent Employees                      19,573        19,119         18,764        18,651         18,545
Banking Centers                                        941           930            919           921            927
---------------------------------------------------------------------------------------------------------------------

(a) Includes intangible amortization expense of $9.3 million, $9.4 million, $9.0 million, $9.2 million, and $9.4 million for the three months ended March 31, 2003, December 31, 2002, September 30, 2002, June 30, 2002, and March 31,
    2002, respectively.

FIFTH THIRD BANCORP AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited) ($ in millions, except per share)
------------------------------------------------------------------------------
                                                               As of
                                                 -----------------------------
                                                       March 31,     March 31,
                                                        2003           2002
------------------------------------------------------------------------------
Assets
Cash and Due from Banks                               $  1,772          1,345
Securities Available-for-Sale (a)                       27,191         21,582
Securities Held-to-Maturity (b)                             86             22
Other Short-Term Investments                               815             94
Loans Held for Sale                                      3,011          1,455
Loans and Leases:
  Commercial Loans                                      13,380         10,937
  Construction Loans                                     3,361          3,341
  Commercial Mortgage Loans                              5,984          5,917
  Commercial Lease Financing                             3,932          3,190
  Residential Mortgage Loans                             3,670          4,487
  Consumer Loans                                        15,426         12,967
  Consumer Lease Financing                               2,746          2,115
  Unearned Income                                       (1,232)          (910)
------------------------------------------------------------------------------
Total Loans and Leases                                  47,267         42,044
Reserve for Credit Losses                                 (703)          (629)
------------------------------------------------------------------------------
Total Loans and Leases, net                             46,564         41,415
Bank Premises and Equipment                                921            838
Accrued Income Receivable                                  541            470
Goodwill                                                   702            686
Intangible Assets                                          231            259
Mortgage Servicing Rights                                  248            492
Other Assets                                             2,205          1,908
------------------------------------------------------------------------------
Total Assets                                          $ 84,287         70,566
==============================================================================

Liabilities
Deposits:
  Demand                                              $ 10,469          8,265
  Interest Checking                                     18,682         15,151
  Savings                                                8,098          8,335
  Money Market                                           2,852          1,362
  Other Time                                             7,501         10,093
  Certificates - $100,000 and Over                       4,934          1,814
  Foreign Office                                         2,022            846
------------------------------------------------------------------------------
Total Deposits                                          54,558         45,866
Federal Funds Borrowed                                   4,924          2,815
Other Short-Term Borrowings                              4,275          3,662
Accrued Taxes, Interest and Expenses                     2,433          2,034
Other Liabilities                                          928            437
Long-Term Debt                                           8,033          7,518
------------------------------------------------------------------------------
Total Liabilities                                       75,151         62,332
Minority Interest                                          472            431
Total Shareholders' Equity (c)                           8,664          7,803
------------------------------------------------------------------------------
Total Liabilities and Shareholders' Equity            $ 84,287         70,566
==============================================================================

(a) Amortized cost: March 31, 2003 - $26,633 and March 31, 2002 - $21,616.
(b) Market values: March 31, 2003 - $86 and March 31, 2002 - $22.
(c) Common Shares: Stated value $2.22 per share; authorized 1,300,000,000; outstanding March 31, 2003 - 574,743,788 (excluding 8,697,903 treasury shares) and March 31, 2002 - 582,651,684 (excluding 771,852 treasury shares).

FIFTH THIRD BANCORP AND SUBSIDIARIES
Loans and Leases Serviced
(unaudited) ($ in millions)

---------------------------------------------------------------------------------------------------------------------
                                                                            As of
                                           --------------------------------------------------------------------------
                                              March 31,    December 31,  September 30,    June 30,      March 31,
                                                2003           2002           2002          2002           2002
---------------------------------------------------------------------------------------------------------------------
Commercial
  Commercial                                       $13,380        12,743         12,427        11,521         10,937
  Mortgage                                           5,984         5,885          5,659         5,759          5,917
  Construction                                       3,065         3,009          2,930         3,008          3,083
  Leases                                             2,998         3,019          2,918         2,582          2,521
---------------------------------------------------------------------------------------------------------------------
Subtotal                                            25,427        24,656         23,934        22,870         22,458
Consumer
  Consumer                                          14,864        14,579         14,277        13,503         12,521
  Mortgage & Construction                            3,966         3,813          3,316         4,449          4,745
  Credit Card                                          562           537            479           488            446
  Leases                                             2,448         2,343          2,200         2,078          1,874
---------------------------------------------------------------------------------------------------------------------
Subtotal                                            21,840        21,272         20,272        20,518         19,586
---------------------------------------------------------------------------------------------------------------------
Total Loans and Leases                              47,267        45,928         44,206        43,388         42,044

Loans Held for Sale                                  3,011         3,358          2,664         1,290          1,455

Loans and Leases Serviced for Others:
  Residential Mortgage (a)                          25,848        26,468         29,044        30,529         30,968
  Commercial Mortgage (b)                            1,990         1,959          2,241         2,293          2,328
  Commercial Loans (c)                               1,831         1,763          1,890         1,947          2,061
  Consumer Leases (d)                                1,310         1,475          1,636         1,814          1,977
---------------------------------------------------------------------------------------------------------------------
Total Loans and Leases Serviced for Others          30,979        31,665         34,811        36,583         37,334
---------------------------------------------------------------------------------------------------------------------
Total Loans and Leases Serviced                    $81,257        80,951         81,681        81,261         80,833
=====================================================================================================================

(a) Fifth Third sells certain residential mortgage loans, primarily conforming and fixed-rate in nature, and retains servicing responsibilities.
(b) Fifth Third sells certain commercial mortgage loans and retains servicing responsibilities.
(c) Fifth Third transfers, subject to credit recourse and with servicing retained, certain investment grade commercial loans to an unconsolidated qualified special purpose entity (QSPE), which is wholly-owned by an independent third party.
(d) Prior to January 1, 2002, Fifth Third sold to and subsequently leased back from an unrelated asset-backed special purpose entity (SPE) certain consumer auto lease assets, subject to credit recourse and with servicing retained. Fifth Third will adopt the provisions of FASB Interpretation No. 46 and consolidate this SPE no later than July 1, 2003, as Fifth Third will be deemed the primary beneficiary under the provisions of this new interpretation.

FIFTH THIRD BANCORP AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields (Taxable Equivalent) and Rates (unaudited) ($ in millions)

---------------------------------------------------------------------------------------------------------------------
                                                                            For the Three Months Ended
                                                           ----------------------------------------------------------
                                                                      March 31,                    March 31,
                                                                        2003                         2002
---------------------------------------------------------------------------------------------------------------------

                                                                 Average    Average           Average    Average
                                                                 Balance   Yield/Rate         Balance   Yield/Rate
                                                          ----------------------------------------------------------
Assets
Interest-Earning Assets:
  Loans and Leases                                              $ 50,026      5.51%          $ 43,398      6.56%
  Taxable Securities                                              26,288      4.80             19,732      6.22
  Tax Exempt Securities                                            1,087      7.12              1,121      6.85
  Other Short-Term Investments                                       307      1.02                468      1.76
---------------------------------------------------------------------------------------------------------------------
Total Interest-Earning Assets                                     77,708      5.27             64,719      6.43
Cash and Due from Banks                                            1,558                        1,709
Other Assets                                                       4,475                        5,144
Reserve for Credit Losses                                           (694)                        (621)
---------------------------------------------------------------------------------------------------------------------
Total Assets                                                    $ 83,047                     $ 70,951
=====================================================================================================================

Liabilities
Interest-Bearing Liabilities:
  Interest Checking                                             $ 18,202      1.23%          $ 14,159      1.93%
  Savings                                                          8,207      1.04              7,775      1.87
  Money Market                                                     3,016      1.24              1,339      2.45
  Other Time                                                       7,830      3.22             10,620      4.24
  Certificates-$100,000 and Over                                   2,998      1.67              1,979      3.80
  Foreign Office Deposits                                          2,951      1.31              1,424      2.02
  Federal Funds Borrowed                                           6,240      1.27              2,857      1.74
  Short-Term Bank Notes                                                -         -                  6      3.40
  Other Short-Term Borrowings                                      3,957      1.28              4,095      1.68
  Long-Term Debt                                                   8,130      4.61              7,424      5.15
---------------------------------------------------------------------------------------------------------------------
Total Interest-Bearing Liabilities                                61,531      1.94             51,678      2.92
Demand Deposits                                                    9,529                        8,463
Other Liabilities                                                  2,868                        2,517
---------------------------------------------------------------------------------------------------------------------
Total Liabilities                                                 73,928                       62,658
Minority Interest                                                    466                          425
Shareholders' Equity                                               8,653                        7,868
---------------------------------------------------------------------------------------------------------------------
Total Liabilities and Shareholders' Equity                      $ 83,047                     $ 70,951
=====================================================================================================================
Average Common Shares (in thousands):
 Outstanding                                                     574,366                      582,583
 Diluted                                                         582,769                      594,982
=====================================================================================================================

Ratios (percent):
  Net Interest Margin (Taxable Equivalent)                                    3.74%                        4.10%
  Net Interest Rate Spread (Taxable Equivalent)                               3.33%                        3.51%
  Interest-Bearing Liabilities to Interest-Earning Assets                    79.18%                       79.85%
=====================================================================================================================

FIFTH THIRD BANCORP AND SUBSIDIARIES
Regulatory Capital
(unaudited) ($ in millions)

---------------------------------------------------------------------------------------------------------------------
                                                  March 31,    December 31,  September 30,    June 30,      March 31,
                                                   2003 (a)       2002           2002          2002           2002
---------------------------------------------------------------------------------------------------------------------
Tier 1 Capital:
  Shareholders' Equity and Other                   $ 9,236         9,001          8,899         8,677          8,285
  Goodwill and Certain Other Intangibles              (923)         (933)          (950)         (936)          (945)
  Unrealized (Gains) Losses                           (349)         (421)          (320)         (225)            31
---------------------------------------------------------------------------------------------------------------------
Total Tier 1 Capital                               $ 7,964         7,647          7,629         7,516          7,371
=====================================================================================================================
Total Capital:
  Tier 1 Capital                                   $ 7,964         7,647          7,629         7,516          7,371
  Qualifying Reserve for Credit Losses                 706           692            668           661            629
  Qualifying Subordinated Notes                        496           496            508           798            816
---------------------------------------------------------------------------------------------------------------------
Total Risk-Based Capital                           $ 9,166         8,835          8,805         8,975          8,816
=====================================================================================================================
Risk-Weighted Assets                               $68,189        65,444         63,056        61,263         59,253
Ratios (percent):
  Average Shareholders' Equity to Average Assets     10.42%        10.63          11.11         10.92          11.09
  Risk-Based Capital:
     Tier 1 Capital                                  11.68%        11.68          12.10         12.27          12.44
     Total Capital                                   13.44%        13.50          13.96         14.65          14.88
     Tier 1 Leverage                                  9.70%         9.72          10.21         10.35          10.53
=====================================================================================================================

(a) March 31, 2003 regulatory capital data and ratios are estimated.

FIFTH THIRD BANCORP AND SUBSIDIARIES
Asset Quality
(unaudited) ($ in thousands)

---------------------------------------------------------------------------------------------------------------------
Summary of Credit Loss Experience                                  For the Three Months Ended
                                           --------------------------------------------------------------------------
                                                  March 31,    December 31,  September 30,    June 30,      March 31,
                                                     2003          2002           2002          2002           2002
---------------------------------------------------------------------------------------------------------------------
Losses Charged Off:
  Commercial, Financial and Agricultural Loans    $(27,140)      (17,236)       (24,554)      (17,678)       (20,960)
  Real Estate - Commercial Mortgage Loans           (1,061)       (5,591)        (1,402)       (9,818)        (1,160)
  Real Estate - Construction Loans                    (198)       (1,167)        (2,150)            -         (3,026)
  Real Estate - Residential Mortgage Loans          (8,806)       (3,467)        (2,844)       (2,230)        (1,223)
  Consumer Loans                                   (33,266)      (31,397)       (25,583)      (26,247)       (32,033)
  Lease Financing                                  (12,007)      (11,038)       (10,107)       (8,825)       (12,777)
---------------------------------------------------------------------------------------------------------------------
Total Losses                                       (82,478)      (69,896)       (66,640)      (64,798)       (71,179)

Recoveries of Losses Previously
 Charged Off:
  Commercial, Financial and Agricultural Loans       4,489         3,736          7,740         4,460          3,598
  Real Estate - Commercial Mortgage Loans              686           830          1,248         1,589            867
  Real Estate - Construction Loans                     176           237              6           932          1,349
  Real Estate - Residential Mortgage Loans               2             1              3           258              2
  Consumer Loans                                    10,159        12,501         11,715        11,235         11,232
  Lease Financing                                    2,310         3,074          2,358         2,965          3,758
---------------------------------------------------------------------------------------------------------------------
Total Recoveries                                    17,822        20,379         23,070        21,439         20,806

Net Losses Charged Off:
  Commercial, Financial and Agricultural Loans     (22,651)      (13,500)       (16,814)      (13,218)       (17,362)
  Real Estate - Commercial Mortgage Loans             (375)       (4,761)          (154)       (8,229)          (293)
  Real Estate - Construction Loans                     (22)         (930)        (2,144)          932         (1,677)
  Real Estate - Residential Mortgage Loans          (8,804)       (3,466)        (2,841)       (1,972)        (1,221)
  Consumer Loans                                   (23,107)      (18,896)       (13,868)      (15,012)       (20,801)
  Lease Financing                                   (9,697)       (7,964)        (7,749)       (5,860)        (9,019)
---------------------------------------------------------------------------------------------------------------------
Total Net Losses Charged Off                      $(64,656)      (49,517)       (43,570)      (43,359)       (50,373)
=====================================================================================================================

Reserve for Credit Losses, Beginning              $683,193       660,934        649,166       628,595        624,080
Total Net Losses Charged Off                       (64,656)      (49,517)       (43,570)      (43,359)       (50,373)
Provision Charged to Operations                     84,817        72,085         55,524        64,040         54,962
Acquired Institutions and Other                          -          (309)          (186)         (110)           (74)
---------------------------------------------------------------------------------------------------------------------
Reserve for Credit Losses, Ending                 $703,354       683,193        660,934       649,166        628,595
=====================================================================================================================

Nonperforming and Underperforming Assets

---------------------------------------------------------------------------------------------------------------------
                                                                                As of
                                          ---------------------------------------------------------------------------
                                                March 31,     December 31,  September 30,    June 30,      March 31,
                                                  2003           2002           2002          2002           2002
---------------------------------------------------------------------------------------------------------------------
Nonaccrual Loans and Leases (a)                   $277,452       246,986        226,840       211,592        219,128
Other Real Estate Owned                             29,221        25,618         21,028        19,498         21,168
---------------------------------------------------------------------------------------------------------------------
Total Nonperforming Assets                         306,673       272,604        247,868       231,090        240,296
Ninety Days Past Due Loans and Leases (a)          134,024       162,213        191,116       182,884        176,806
---------------------------------------------------------------------------------------------------------------------
Total Underperforming Assets                      $440,697       434,817        438,984       413,974        417,102
=====================================================================================================================

Average Loans and Leases (b)                   $47,154,837    45,272,569     44,173,797    42,982,821     41,639,741
Loans and Leases (b)                           $47,266,696    45,928,136     44,205,569    43,387,938     42,043,453

Ratios

  Net Losses Charged Off as a
   Percent of Average Loans and Leases                0.56%         0.43           0.39          0.40           0.49
  Reserve as a Percent of Loans and Leases            1.49%         1.49           1.50          1.50           1.50
  Nonperforming Assets as a Percent of
   Loans, Leases and Other Real Estate Owned          0.65%         0.59           0.56          0.53           0.57
  Underperforming Assets as a Percent of
   Loans, Leases and Other Real Estate Owned          0.93%         0.95           0.99          0.95           0.99
---------------------------------------------------------------------------------------------------------------------

(a) Nonaccrual includes $17.8 million and Ninety Days Past Due includes $46.0 million of residential mortgage loans as of March 31, 2003.
(b)  Excludes loans held for sale.